UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2018

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2018, Southcross Energy Partners, L.P., a Delaware limited partnership (“SXE” or the “Partnership”), Southcross Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“SXE GP”), American Midstream Partners, LP, a Delaware limited partnership (“AMID”), American Midstream GP, LLC, a Delaware limited liability company and the general partner of AMID (“AMID GP”) and Cherokee Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of AMID (“Merger Sub”), entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1 to the Merger Agreement”).

As previously reported in a Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on November 2, 2017 (the “Prior Form 8-K), the Partnership and SXE GP entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 31, 2017 with AMID, AMID GP and Merger Sub pursuant to which the Partnership will merge with and into Merger Sub (the “Merger”), with the Partnership continuing its existence under Delaware law as the surviving entity in the Merger and wholly owned subsidiary of AMID. The Merger Agreement provides that each of SXE and AMID may terminate the Merger Agreement under certain circumstances, including if the Merger is not consummated by June 1, 2018 (the “Outside Date”). Pursuant to Amendment No. 1 to the Merger Agreement, the parties have agreed to change the Outside Date to June 15, 2018.

The foregoing description of the Amendment No. 1 to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Prior Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events

On June 1, 2018, AMID, AMID GP and Southcross Holdings LP, a Delaware limited partnership (“Holdings”), entered into Amendment No. 1 to the Contribution Agreement (“Amendment No. 1 to the Contribution Agreement”).

As previously reported in the Prior Form 8-K, Holdings entered into a Contribution Agreement dated as of October 31, 2017 with AMID and AMID GP pursuant to which Holdings will contribute its equity interests in a new wholly owned subsidiary (“SXH Holdings”), which will hold substantially all the current subsidiaries (Southcross Holdings Intermediary LLC, a Delaware limited liability company, Southcross Holdings Guarantor GP LLC, a Delaware limited liability company, and Southcross Holdings Guarantor LP, a Delaware limited partnership, which in turn directly or indirectly own 100% of the limited liability company interest of SXE GP and approximately 55% of SXE common units) and business of Holdings, to AMID and AMID GP in exchange for (i) the number of AMID common units equal to $185,697,148, subject to certain adjustments for cash, indebtedness, working capital and transaction expenses contemplated by the Contribution Agreement, divided by $13.69, (ii) 4.5 million new Series E convertible preferred units of AMID, (iii) options to acquire 4.5 million AMID common units, and (iv) 15% of the equity interest in AMID GP (the transactions contemplated thereby and the agreements ancillary thereto, the “Contribution”). The Contribution Agreement provides that each of Holdings, AMID or AMID GP may terminate the Contribution Agreement under certain circumstances, including if the Contribution is not consummated by the Outside Date. Pursuant to Amendment No. 1 to the Contribution Agreement, the parties have agreed to, among other items, change the Outside Date to June 15, 2018.

The foregoing description of the Amendment No. 1 to the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Contribution Agreement, a copy of which is filed as Exhibit 2.2 hereto and the terms of which are incorporated herein by reference. The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which was filed as Exhibit 2.2 to the Partnership’s Quarterly Report on Form 10-Q filed with the Commission on November 13, 2017, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1
Amendment No. 1 to Merger Agreement dated as of June 1, 2018 by and among American Midstream Partners, LP, American Midstream GP, LLC, Southcross Energy Partners, L.P., Southcross Energy Partners GP, LLC and Cherokee Merger Sub LLC

2.2	Amendment No. 1 to Contribution Agreement dated as of June 1, 2018 by and among American Midstream Partners, LP, American Midstream GP, LLC, and Southcross Holdings LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners, GP, LLC
its general partner

Date: June 1, 2018	By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and Chief Financial Officer